Exhibit 10.1

AMENDMENT NO. 1
TO
CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of December 20, 2007, to the Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of December 21, 2006, by and between Max Bermuda Ltd. (f/k/a Max Re Ltd.), a Bermuda company (the “Borrower”) and The Bank of Nova Scotia (the “Bank”).

RECITALS

I. Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II. The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The Credit Agreement is hereby amended by deleting the text “Max Re Ltd.” in each instance in which it appears and substituting therefor “Max Bermuda Ltd.”.

2. The defined terms “Commitment Termination Date”, “MDS” and “Parent” contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Commitment Termination Date”: means the earlier of (a) December 18, 2008 and (b) the occurrence of a Commitment Termination Event.

“MDS” means Max Diversified Strategies Ltd.

“Parent” means Max Capital Group Ltd., a Bermuda company (formerly known as Max Re Capital Ltd., and Maximus Capital Holdings, Ltd.).

3. Subject to Paragraph 4 below, Paragraph 2 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) The Bank shall have received from the Borrower either (i) a counterpart of this Amendment executed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Amendment) that the Borrower has executed a counterpart of this Amendment.

(b) The Bank shall have received a closing certificate, duly executed by the proper parties and substantially in the form of Exhibit A hereto.

(c) All fees and expenses payable to the Bank (including the reasonable fees and expenses of counsel to the Bank) due and payable on or prior to the Amendment Effective Date shall have been paid.

4. Notwithstanding anything to the contrary contained in paragraph 3 above, paragraph 2 hereof shall become null and void and of no further force or effect unless, on or prior to January 11, 2008, the Borrower shall have delivered to the Bank the written opinion of Conyers Dill & Pearman, Bermuda counsel to the Borrower, in form and substance reasonably acceptable to the Bank.

5. The Borrower (a) reaffirms and admits the validity and enforceability against the Borrower of each Credit Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing.

6. This Amendment may be executed in any number of counterparts, each of which shall be original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

7. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

8. Except as amended hereby, the Credit Agreement shall in all other respects remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MAX BERMUDA LTD.

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:
Name:
Title: